UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 15, 2019

CONTURA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-38735		81-3015061
(Commission File Number)		(IRS Employer Identification No.)
340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)
(423) 573-0300
(Registrant’s telephone number, including area code)
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Commitment Letter

Contura Energy, Inc. (the “Company”) entered into a senior secured debt commitment letter (the “Original Commitment Letter”) dated as of May 15, 2019, with certain of its existing shareholders (the “Original Commitment Parties”), pursuant to which, among other things, the Original Commitment Parties committed to provide the Company with a senior secured term loan facility in the aggregate principal amount of $555 million (the “Term Loan Facility”) with an original issue discount of 3.00% of the aggregate principal amount. The interest rate on the new Term Loan Facility is expected to be LIBOR plus 700 basis points for the first two years after closing, increased to LIBOR plus 800 basis points thereafter, with a LIBOR floor of 2.00%.

The Company also entered into an amendment and restatement of the Original Commitment Letter (the “Amended and Restated Commitment Letter” and, together with the Original Commitment Letter, the “Letters”) dated as of May 21, 2019, with the Original Commitment Parties and certain other existing shareholders (together with the Original Commitment Parties, the “Commitment Parties”), pursuant to which, among other things, the Commitment Parties agreed to increase the aggregate principal amount of the Term Loan Facility to $561.8 million.

The Commitment Parties’ obligations under the Amended and Restated Commitment Letter are subject to certain conditions, including the negotiation and execution of definitive documentation consistent with the Amended and Restated Commitment Letter; the absence of a material adverse effect on Contura and other customary closing conditions. The Amended and Restated Commitment Letter contains, and resulting loan documents are expected to contain, other customary terms and conditions. The Term Loan Facility will have a maturity of five years, and the proceeds will be used to repay in full all outstanding amounts under the Amended and the Restated Credit Agreement, dated as of November 9, 2018, and to pay fees and expenses related to the Term Loan Facility.

The Commitment Parties are existing shareholders of the Company. The Letters contain customary representations, warranties and agreements by the Company and the Commitment Parties. Investors are not third-party beneficiaries under the Letters and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.

The description of the Letters, and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Original Commitment Letter attached to this Current Report on Form 8-K as Exhibit 10.1, and the Amended and Restated Commitment Letter attached to this Current Report on Form 8-K as Exhibit 10.2, both of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Commitment Letter, dated as of May 15, 2019, by and among Contura Energy, Inc. and certain of its existing shareholders
Exhibit 10.2	Amended and Restated Commitment Letter, dated as of May 21, 2019, by and among Contura Energy, Inc. and certain of its existing shareholders

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Contura Energy, Inc.

Date: May 21, 2019	By:	/s/ Mark M. Manno
Name: Mark M. Manno
Title: Interim Co-Chief Executive Officer, Executive Vice President, Chief Administrative & Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Commitment Letter, dated as of May 15, 2019, by and among Contura Energy, Inc. and certain of its existing shareholders
Exhibit 10.2	Amended and Restated Commitment Letter, dated as of May 21, 2019, by and among Contura Energy, Inc. and certain of its existing shareholders